Exhibit 10.1

Certain information marked as [****] has been excluded from this exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.

Aziyo Biologics, Inc.

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

June 21, 2022

Mr. Ronald Lloyd

[****]

[****]

Re:     Separation and Release of Claims Agreement

Dear Ron:

This letter agreement (this “Letter Agreement”) sets forth the understanding by and between you and Aziyo Biologics, Inc. (collectively with its affiliates, and any successor(s) thereto, the “Company”), regarding the cessation of your employment with the Company. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in that certain Employment Agreement by and between the Company and you, dated as of September 30, 2020, (the “Employment Agreement”).

1.            Separation Date. Your employment with the Company will terminate upon the expiration of the Initial Employment Period on September 30, 2022 (the “Separation Date”), and this Letter Agreement constitutes notice of termination pursuant to the terms of the Employment Agreement. You and the Company acknowledge and agree that, notwithstanding anything to the contrary in the Employment Agreement, you hereby resign as President and Chief Executive Officer of the Company and as a member of the Board and from all offices and positions you may hold at the Company’s affiliates, effective as of June 21, 2022 (the “Transition Date”). During the period beginning on the Transition Date and ending on the Separation Date (the “Transition Period”), you shall remain a full-time, active, non-officer employee of the Company and will assist with the transition of your duties to your successor. During the Transition Period, you will continue to receive your compensation and benefits as set forth in Section 2(b) of the Employment Agreement. For the avoidance of doubt, you acknowledge and agree that the terms and provisions of this Letter Agreement, including, without limitation, your transition to a non-officer employee on the Transition Date, will not constitute Good Reason under the terms of the Employment Agreement.

2.            Severance Benefits. The termination of your employment on the Separation Date will be treated as a termination by the Company without Cause pursuant to the terms of the Employment Agreement. In consideration for your execution of this Letter Agreement and good-faith cooperation in the transition of your duties during the Transition Period, and subject to your continued compliance with the Restrictive Covenants (as defined below) in accordance with Section 3 below and your execution and non-revocation of the Release (as defined below) in accordance with Section 4 below and Exhibit A hereto, you shall be entitled to receive the following severance payments and benefits (collectively, the “Severance Benefits”), in addition to the Accrued Obligations, following the Separation Date:

a.            Cash severance pursuant to Section 4(a)(i) of the Employment Agreement (or, to the extent applicable, the enhanced severance pursuant to Section 4(a)(iii) of the Employment Agreement), calculated based on your current base salary of $548,556 and your current target bonus of $438,844.80, payable (less applicable withholdings) in accordance with the terms set forth in the Employment Agreement (provided that, to the extent any such severance is payable in installments, any installment that is delayed pursuant to Section 4 shall be paid in a lump-sum on the first payroll date following the date the Release becomes irrevocable in accordance with its terms);

b.            An additional cash payment in an amount equal to the difference, if any, between (i) $279,656 and (ii) the Fair Market Value (as defined in the Company’s 2020 Incentive Award Plan (the “Equity Plan”)) as of September 8, 2022 of the 39,894 restricted stock units that will have vested in accordance with their terms on such date, payable (less applicable withholdings) in a lump-sum on the first payroll date following the date the Release becomes irrevocable in accordance with its terms;

c.            Subject to your achievement of the performance goals set forth on Exhibit B, an additional cash bonus of up to $1,000,000, payable (less applicable withholdings) in accordance with Exhibit B; and

d.            The COBRA benefits set forth in Section 4(a)(ii) of the Employment Agreement, in accordance with the terms of such Section 4(a)(ii), during the 12-month period following the Separation Date.

For the avoidance of doubt, any outstanding equity awards that you received under the Equity Plan shall be treated in accordance with the terms of the Equity Plan and the applicable award agreements thereunder following the Separation Date. Other than the Accrued Obligations, the Severance Benefits and any rights you may have with respect to your equity awards in accordance with their terms, you will have no further rights to any payments or benefits in connection with the termination of your employment.

3.            Restrictive Covenants. You acknowledge and agree that the Company is providing you with the Severance Benefits in material part in consideration for your continued compliance with the following covenants (collectively, the “Restrictive Covenants”) and that no Severance Benefits will be payable following the date that you first violate any of the Restrictive Covenants:

a.            You reaffirm your prior agreement to comply with the restrictive covenants set forth in Sections 7, 8, 9 and 10 of the Employment Agreement, which are hereby incorporated by reference herein and made a part of this Letter Agreement. For the avoidance of doubt, pursuant to Section 9(b) of the Employment Agreement, your non-compete obligations will cease to apply on the Separation Date.

b.            You acknowledge that the terms of this Letter Agreement must be kept confidential to the extent not publicly filed. Accordingly, you shall not disclose or publish to any person or entity, except as required by law, to immediate family or as necessary to prepare tax returns or to consult with attorneys, accountants and financial advisors, the terms and conditions of this Letter Agreement or the amount or nature of the consideration paid or to be paid pursuant to this Letter Agreement.

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c.            To the extent permitted by law, you agree to take no action, either directly or indirectly or in any capacity or manner, or to make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, (i) that might reasonably be construed to be derogatory or critical of, or negative toward, the Company or any of its directors, officers, employees, agents or representatives (collectively, the “Company Representatives”) (ii) that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company, (iii) that might reasonably be construed to malign, harm, disparage, defame or damage the reputation or good name of the Company or any of the Company Representatives or (iv) that would reasonably be expected to lead to unwanted or unfavorable publicity to the Company. Notwithstanding the foregoing, nothing herein shall prevent you from making any truthful statement in connection with any legal proceeding or directive by any governmental authority.

d.            You agree to promptly deliver to the Company as of the Separation Date (i) all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents that are or contain proprietary information or trade secrets of or relating to the Company, including all physical and digital copies thereof, and (ii) all other Company property (including, without limitation, any personal computer or wireless device and related accessories, passwords, keys, credit cards and other similar items) which is in your possession, custody or control.

4.            Release. The Severance Benefits are contingent upon and subject to your execution and non-revocation of the Waiver and Release of Claims Agreement attached hereto as Exhibit A (the “Release”) following the Separation Date in accordance with its terms (and you acknowledge and agree that you will not execute the Release, and the Company will not accept the Release from you, prior to the Separation Date). No Severance Benefits will be paid or provided prior to the date the Release becomes irrevocable in accordance with its terms and, to the extent you do not execute the Release, or you subsequently revoke the Release during the applicable revocation period, you acknowledge and agree that you are not entitled to any Severance Benefits (provided that, for the avoidance of doubt, such failure to execute the Release or revocation of the Release does not affect the remainder of this Letter Agreement, which shall continue in full force and effect).

5.            Non-Admission of Liability. The Company’s agreements herein shall not be construed as evidence or an admission of liability or of otherwise unlawful actions or practices on the part of the Company and the Company expressly denies all liability and alleged wrongful actions.

6.            Section 409A. It is intended that the Severance Benefits, to the greatest extent possible, comply with or satisfy an exemption from the application of Section 409A and shall be interpreted to be consistent therewith. In this regard, Sections 4(c) and 13(f) of the Employment Agreement are hereby incorporated by reference and made a part of this Letter Agreement.

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7.            Entire Agreement. This Letter Agreement sets forth the entire agreement between you and the Company with respect to the subject matter set forth herein and supersedes and replaces any and all prior oral or written agreements or understandings between you and the Company with respect to the subject matter hereof (including, without limitation, the Employment Agreement); provided, that, for the avoidance of doubt, the provisions of the Employment Agreement which by their terms survive termination of employment will remain in full force and effect in accordance with their terms (as may be amended by this Letter Agreement). This Letter Agreement may be amended only by a subsequent writing signed by both parties. You represent that you have signed this Letter Agreement knowingly and voluntarily.

[signature page follows]

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Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to me. The other copy is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement, Exhibit A and Exhibit B hereto in their entirety; fully understand and agree to their terms and provisions; have received good, valuable and sufficient consideration for your agreement to execute and comply with this Letter Agreement; will comply with the Restrictive Covenants; and intend and agree that this Letter Agreement is final and legally binding on you and the Company. All payments described in this Letter Agreement will be subject to the withholding of any amounts required by federal, state or local law. This Letter Agreement will be governed and construed under the internal laws of the State of California and may be executed in several counterparts.

Very truly yours,

/s/ Kevin Rakin
Kevin Rakin
On behalf of Aziyo Biologics, Inc.

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Agreed, Acknowledged and Accepted as of the first date set forth above:

/s/ Ronald Lloyd
Ronald Lloyd

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EXHIBIT A

RELEASE OF CLAIMS

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Aziyo Biologics, Inc., (the “Company”) and its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act; the California Family Rights Act; the California Labor Code; and California Business & Professions Code Section 17200. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under that certain Letter Agreement dated as of June 21, 2022 by and between the undersigned , to which this Release is attached as an exhibit, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) to reimbursement of expenses pursuant to Section 2(b)(iv) of the Employment Agreement dated as of September 30, 2020 by and between the undersigned and the Company, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A)            THE EXECUTIVE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B)            THE EXECUTIVE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C)            THE EXECUTIVE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the Executive may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

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Notwithstanding anything herein, the undersigned acknowledges and agrees that, pursuant to 18 USC Section 1833(b), the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

The undersigned agrees that if the Executive hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

Ronald Lloyd

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EXHIBIT B

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